Exhibit 4.64

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

FIFTH AMENDMENT TO

SPONSORED RESEARCH AGREEMENT

MEE Agreement No. 2019A009504

This fifth amendment to Agreement (the “Fifth Amendment”), is effective as of January 1, 2023 (“Fifth Amendment Effective Date”), by and between The Schepens Eye Research Institute, Inc., a not-for-profit Massachusetts corporation, having a principal place of business at 20 Staniford Street, Boston, Massachusetts 02114 (“SERI”), and Massachusetts Eye and Ear Infirmary, having a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 (“MEEI”) (collectively, SERI and MEEI shall be referred to herein as “Hospitals”), and CureVac SE, a European Company, having a principal place of business at Friedrich-Miescher-Straβe 15, 72076 Tübingen, Germany (“Sponsor”), each herein referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Hospitals and Sponsor are Parties to sponsored research agreement, MEE Agreement No. 2019A009504 (formerly, 2019-0112), effective as of March 15, 2019, as previously amended effective as of May 19, 2020, July 29, 2021, September 1, 2021, and August 31, 2022 (the “Agreement”);

WHEREAS, the Parties desire to extend the Term until June 30, 2023;

WHEREAS, the Parties desire to amend the plan of research;

WHEREAS, the Sponsor desires to receive certain Project Materials (as defined below) from Hospital;

WHEREAS, the Sponsor desires to provide US $417,452 additional funding to Hospital;

WHEREAS, Sponsor and Hospital acknowledge that as of the [*****], payments (a) through (i) described in Section 5.1 of the Agreement and totaling US [*****] have been paid in full; and

In consideration of the promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hospital and Sponsor hereby agree as follows:

1.  AMENDMENT

1.1	The Agreement is hereby amended by deleting Definition 1.26 “Sponsor Research Information” in its entirety and inserting the following definition in its place:

“Sponsor Research Information” shall mean any research results produced solely by the Sponsor Investigators or on behalf of Sponsor in (i) the performance of the Sponsored

Research relating to [*****] and (ii) [*****].

1.2	The Agreement is hereby amended by deleting Section 2 in its entirety and inserting the following language in its place:

“2.Term. The term of this Agreement shall be from the Effective Date until June 30, 2023 (the “Term”), unless earlier terminated by either Party as set forth in Section 11 or extended in a writing signed by authorized representatives of both Parties.”

1.3

The Agreement is hereby amended by deleting “one million six hundred fifty-six thousand seven hundred eighty-eight United States dollars (US $1,656,788)” in the first sentence of Section 5 and replacing it with the following: “two million seventy-four thousand two hundred forty in United States dollars (US $2,074,240)”.

1.4	The Agreement is hereby amended by inserting the following payments [*****] through [*****] immediately following payment [*****] in Section 5.1:

(k)[*****]

(1)[*****]

(m)[*****]

1.5	The Agreement is hereby amended by inserting the following Section 6.1, immediately following Section 6.

“6.1Project Materials. It is understood by the parties that for ocular and systemic toxicology studies Hospital will supply to Sponsor and/or preapproved subcontractors of Sponsor the following material: [*****] as further described or updated in Appendix A (the “Project Materials”).

Sponsor will: (i) use the Project Materials only in accordance with the Research Plan as set forth in Appendix A and otherwise in accordance with the terms and conditions of this Agreement, and only at Sponsor's laboratories located at the address given above or at laboratories of preapproved subcontractors; and (ii) not use the Project Materials in human subjects, in clinical trials, or for diagnostic purposes involving human subjects, or for any animal studies except as expressly provided for in Appendix A.

In respect of any and all permitted subcontracting by Sponsor: (i) such subcontracting must be to qualified third parties; (ii) the subcontractor must be obliged to perform the subcontracted services in a manner consistent with the terms and conditions of this Agreement; and (iii) Sponsor remains liable for the performance, acts and omissions of the subcontractor.

Except with the prior written consent of Hospital, Sponsor will not distribute or otherwise allow the release of Project Materials to any third party. The Project Materials will remain the property of both Parties and will be used by Sponsor in compliance with all applicable laws and only to perform activities set forth in Appendix A. Sponsor and its subcontractor will use the Project Materials with prudence and appropriate caution in any experimental work because not all of their characteristics may be known.

Upon completion of the Research Plan, or termination or expiration of this Agreement if earlier, any and all remaining Project Materials will, within [*****] after such event, be destroyed, with such destruction confirmed in writing to Hospital by Sponsor.

The provision of Project Materials hereunder will not constitute any grant, option or license to or under such material, or any patents or know-how of Hospital, except as expressly set forth herein.”

1.6	The Agreement is hereby amended by deleting Section 12, paragraph (b) in its entirety and inserting the following paragraph in its place.

“(b) Sponsor shall further defend, indemnify and hold harmless Institute and its trustees, directors, officers, medical and professional staff, employees and agents (“Institute Indemnitees”) against any and all third party actions, suits, claims, investigations, inquiries, demands, judgments and/or prosecutions that may be brough or instituted against Institute and Institute Indemnitees based on or arising out of, any use by Sponsor, its Affiliates or licensees or subcontractors of any Invention, Research Information (and/or material or thing embodying such Invention or Research Information), Institute material or Project Materials, including but not limited to any such use in the manufacture, use, sale importation or other distribution of any product or process by Sponsor, its Affiliates, licensees or subcontractors, excepting to the extent Sponsor can demonstrate by clear and convincing evidence that it is directly resulting from the gross negligence or intentional misconduct of Institute and/or Institute Indemnitees in the use of any such product or process.”

1.7	The Agreement is hereby amended by deleting Section 13 in its entirety and replacing it with the following:

“13. DISCLAIMER OF WARRANTIES. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE SPONSORED RESEARCH, PATENT RIGHTS, ANY OTHER INTELLECTUAL PROPERTY RIGHTS, INSTITUTE MATERIAL, PROJECT MATERIAL OR ANY RESEARCH INFORMATION, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF ANY PATENT RIGHTS CLAIMS OR OTHER INTELLECTUAL PROPERTY RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND EXPRESSLY DISCLAIMS THE SAME. Specifically, and not to limit the foregoing, Institute makes no warranty or representation (i) regarding the validity or scope of the Sponsored Research, any Patent Rights or any intellectual property rights optioned or granted hereunder, whether issued or pending; and (ii) that the exploitation of the Sponsored Research, the use of Institute material, the use of Project Material, Research Information, Patent Rights or any other intellectual property rights will not infringe any patents or other intellectual property rights of Institute or third party.”

1.8	The Agreement is hereby amended by appending Appendix A of the Agreement with Appendix Al attached hereto as Exhibit I.
1.9	The Agreement is hereby amended by appending Appendix B of the Agreement with Appendix B1 attached hereto as Exhibit II.
1.10

Except as herein provided, the Agreement and all of its terms, covenants and conditions are hereby ratified and confirmed in all respects and remain in full force and effect. The Agreement shall, together with this Fifth Amendment, be read and construed as a single agreement.

1.11

This Fifth Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Fifth Amendment may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this Fifth Amendment agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

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IN WITNESS WHEREOF, the Parties have caused this Fifth Amendment to Agreement to be executed and delivered by their duly authorized representatives as of the Fifth Amendment Effective Date.

CUREVAC SE	TILE SCHEPENS EYE RESEARCH INSTITUTE, INC.

By:	By:	[*****]
Name:	Name:	[*****]
Title:	Title:	[*****]
Date:	Date:	January 17, 2023

MASSACHUSETTS EYE AND EAR INFIRMARY

	By:	[*****]
	Name:	[*****]
	Title:	[*****]
	Date:	January 17, 2023

I have read the terms of the foregoing Fifth Amendment and agree with Hospital (but without incurring any personal liability to Sponsor) to comply with the obligations of the Hospital Principal Investigator stated therein.

[*****]
(Signature of Hospital Principal Investigator)

NAME:	[*****]
DATE:	[*****]

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EXHIBIT I

Appendix Al

ADDITIONAL RESEARCH PLAN

[*****]

[*****]

[*****]

[*****]

[*****]

EXHIBIT II

Appendix B1

ADDITIONAL BUDGET

[*****]	[*****]